Exhibit 99.1

GSI Commerce Reports Fiscal 2005 First Quarter Operating Results;
Company Exceeds Its First Quarter Financial Forecast and Raises Full Year
Outlook

          KING OF PRUSSIA, Pa., April 27 /PRNewswire-FirstCall/ -- GSI Commerce Inc. (Nasdaq: GSIC) today announced that for its first fiscal quarter ended April 2, 2005, the company increased its net revenues 38 percent to $91.4 million and reported a net loss of $1.7 million, or $0.04 per share, compared to net revenues of $66.3 million and a net loss of $4.0 million, or $0.10 per share for 2004’s first fiscal quarter.  For the same comparable quarterly periods, the company recorded adjusted EBITDA of $1.1 million, which was a $2.2 million improvement from 2004’s fiscal first quarter adjusted EBITDA loss of $1.1 million.  The company’s merchandise sales rose 59 percent to $136.2 million.

          Both adjusted EBITDA and merchandise sales are non-GAAP financial measures.  Definitions of the non-GAAP financial measures, adjusted EBITDA and merchandise sales, a discussion of why the company uses these measures and a reconciliation of these measures to the nearest GAAP measures appear later in this news release under “Non-GAAP Financial Measures.”

          Net Revenues and Merchandise Sales

          Net revenues were $91.4 million for the first quarter of fiscal 2005, which was a 38 percent increase compared to net revenues of $66.3 million for the first quarter of fiscal 2004.

          Merchandise sales were $136.2 million for the first quarter of fiscal 2005, a 59 percent increase compared to merchandise sales of $85.9 million for the first quarter of fiscal 2004.

          Components of Net Revenues and Merchandise Sales

          Net revenues from product sales generated by the company’s sporting goods category were $39.8 million for the first quarter of fiscal 2005, which was a 19 percent increase compared to $33.5 million for the first quarter of fiscal 2004.  Merchandise sales from the sporting goods category increased 35 percent in the first quarter of fiscal 2005 to $47.5 million compared to $35.1 million in the first quarter of fiscal 2004.

          Net revenues from product sales generated by the company’s other merchandise categories were $36.9 million for the first quarter of fiscal 2005, which was a 58 percent increase compared to $23.4 million for the first quarter of fiscal 2004.  Merchandise sales from the company’s other merchandise categories increased 75 percent in the first quarter of fiscal 2005 to $88.7 million from $50.8 million in the first quarter of fiscal 2004.

          Service fee revenues increased 57 percent to $14.7 million in the first quarter of fiscal 2005 compared to $9.4 million in the first quarter of fiscal 2004.

          Net Income, EPS and Adjusted EBITDA

          The company had a net loss of $1.7 million for the first quarter of fiscal 2005, which was a 58 percent improvement compared to a net loss of $4.0 million for the first quarter of fiscal 2004.  The company showed a $0.06 per share improvement with a net loss per share of $0.04 for the first quarter of fiscal 2005 compared to net loss per share of $0.10 for the first quarter of fiscal 2004.

          The company recorded adjusted EBITDA of $1.1 million for the first quarter of fiscal 2005, which was a $2.2 million improvement from an adjusted EBITDA loss of $1.1 million in the first quarter of fiscal 2004.

          Gross Profit and Operating Expenses

          The company’s gross profit improved 36 percent to $33.7 million in the first quarter of fiscal 2005 compared to a gross profit of $24.8 million in the first quarter of fiscal 2004.  Gross margin was 36.9 percent for the first quarter of fiscal 2005 compared to 37.4 percent in the first quarter of fiscal 2004, a decrease of 50 basis points.  The decline in gross margin was largely driven by greater than planned product sales in the other category, which is primarily electronics, and which carry a lower gross margin than product sales of sporting goods.

          Total operating expenses were $35.6 million for the first quarter of fiscal 2005, an increase of 23 percent compared to $29.1 million for the first quarter of fiscal 2004.  Total operating expenses, as a percentage of net revenues, decreased to 39.0 percent in the first quarter of fiscal 2005 compared to 43.9 percent in the first quarter of fiscal 2004.

          Total operating expenses of $35.6 million, as a percentage of merchandise sales of $136.2 million, were 26.1 percent in the first quarter of fiscal 2005.  This compared to total operating expenses of $29.1 million in the first quarter of fiscal 2004, which as a percentage of merchandise sales of $85.9 million, was 33.9 percent.

          Balance Sheet

          The company’s cash, cash equivalents, short-term investments and marketable securities at the end of the first fiscal quarter of 2005 were $43.2 million compared to $75.4 million at the end of fiscal year 2004, and $51.9 million at the end of first fiscal quarter of 2004.  The decline in cash is consistent with the company’s typical seasonal working capital pattern. The year-over-year decline in cash principally reflects the purchase and build out of the company’s new headquarters in fiscal 2004.

Key Events Since Feb. 16, 2005
--

The San Francisco 49ers signed a multi-year agreement with GSI Commerce to provide its National Football League franchise with an e- commerce solution for its licensed merchandise and other sporting goods.  The new store launched on April 22, in time for the NFL draft in which the 49ers had the number one pick.

--

Tweeter Home Entertainment Group, a national specialty consumer electronics retailer, signed a multi-year extension to its agreement with GSI Commerce and will expand its multichannel retailing capabilities to include “buy online and pick up in store” and the installation of in-store Web kiosks, which will be used to order out- of-stock merchandise and extend the inventory of the stores.

          Management’s Commentary

          “We are pleased to have exceeded our financial guidance for the first fiscal quarter and we are raising our revenue, net income, merchandise sales and adjusted EBITDA guidance for the fiscal year,” said Michael G. Rubin, chairman and CEO of GSI Commerce.  “With an excellent first quarter, solid merchandise sales trends in April, and a healthy pipeline of prospects, we remain enthusiastic that 2005 is shaping up to be a strong year for GSI Commerce.”

          Fiscal 2005 Second Quarter and Annual Financial Guidance

          The following forward-looking statements reflect GSI Commerce’s expectations as of April 27, 2005.  GSI Commerce provides guidance for its business based only on signed partner agreements.  Given the potential changes in general economic conditions and consumer spending, the emerging nature of e-commerce, and various other risk factors discussed below and in our public reports, actual results may differ materially.  At this time, GSI Commerce has decided not to early adopt FAS 123 Revised, and as such the company’s guidance does not include any impact from this accounting provision.  In calculating stock-based compensation expense, which is included in the company’s financial guidance, it is assumed the company’s stock price will remain unchanged from period to period.

          The company provides the following guidance for the fiscal 2005 second quarter:

--	Net revenues are expected to be in the range of $84.0 million to $89.0 million.
--	Merchandise sales are expected to be in the range of $123.0 million to $133.0 million.
--	Net loss is expected to be in the range of $2.5 million to $3.0 million.
--	Adjusted EBITDA is expected to be in the range of $1.0 million to $1.5 million.

The company provides the following updated guidance for fiscal year 2005:
--	Net revenues are expected to be in the range of $405.0 million to $420.0 million.
--	Merchandise sales are expected to be in the range of $638.0 million to $658.0 million.
--	Net income is expected to be in the range of $10.5 million to $12.5 million.
--	Adjusted EBITDA is expected to be in the range of $27.0 million to $29.0 million.

          Non-GAAP Financial Measures

          This news release contains merchandise sales, certain ratios that use merchandise sales, and adjusted EBITDA.  Merchandise sales represent the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not the company is the seller of the merchandise, or records the full amount of such sales on its financial statements.  GSI Commerce uses merchandise sales as a metric for operating its business. Variable costs such as fulfillment and customer service labor expense, order processing costs such as credit card and bank processing fees and business management costs such as marketing department staffing levels are related to the amount of sales made through GSI Commerce’s platform, whether or not GSI Commerce records the revenue from such sales.  GSI Commerce believes that investors will have a more thorough understanding of its historical expenses and expense trends if they have visibility to both GAAP net revenue as well as the non-GAAP financial measure merchandise sales and the percentages that such expenses bear to net revenues and merchandise sales.  GSI Commerce also uses adjusted EBITDA, which represents earnings (or losses) before interest income/expense, taxes, depreciation, amortization, and stock-based compensation.  GSI Commerce uses adjusted EBITDA as a means to evaluate its performance period to period without taking into account certain expenses, particularly stock-based compensation expense, which may fluctuate materially due to fluctuations in the price of GSI Commerce’s common stock both on a quarterly and annual basis, and does not consistently reflect GSI Commerce’s results from its core business activities.  These financial measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP. The non- GAAP financial measures included in this press release have been reconciled to the nearest GAAP measures as required under Securities and Exchange Commission rules and are contained later in this release.

          First Quarter 2005 Conference Call

          GSI Commerce has scheduled a conference call on April 27, at 4:45 p.m. EDT to discuss the company’s fiscal 2005 first quarter results and expectations for future performance.  For access to the conference call, please call the toll-free conference number, 1-866-761-0748, by 4:30 p.m. EDT on April 27. The conference passcode is “32409517.”  Alternatively, to listen to the call live on the Web, go to the GSI Commerce Web site, http://www.gsicommerce.com, and click on the link provided on the home page.  Please do this at least 15 minutes prior to the call (4:30 p.m. EDT) to register, download and install any necessary audio software.  For those who cannot listen to the Web broadcast, a telephone replay of the conference call will be available one hour after the completion of the call and remain available through May 27. Access to a recording of the conference call can be made by calling toll-free, 1-888-286-8010.  The replay passcode is “99482454.”  Additionally, the conference call will be broadcast live on the Web through CCBN StreetEvents (http://www.streetevents.com).

          About GSI Commerce

          GSI Commerce is a leading provider of e-commerce solutions that enable retailers, branded manufacturers, entertainment companies and professional sports organizations to operate e-commerce businesses.  We provide solutions for our partners through our integrated e-commerce platform, which is comprised of three components: core technology, supporting infrastructure and partner services. We either operate, or will operate pursuant to signed agreements, all or portions of the e-commerce businesses for approximately 50 partners.

          Forward-Looking Statements

          All statements made in this release and to be made in GSI Commerce’s fiscal 2005 first quarter conference call including those in the tape recording, live audio and live Webcast of the call other than statements of historical fact are or will be forward-looking statements.  The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” “prospects,” and similar expressions typically are used to identify forward-looking statements.  Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce and the industries and markets in which GSI Commerce operates.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements.  Factors which may affect GSI Commerce’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its partners operate, changes affecting the Internet and e- commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment or extension of its relationships with strategic partners, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, the ability of GSI Commerce to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses.  More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by GSI Commerce.

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	January 1, 2005	April 2, 2005

ASSETS
Current assets:
Cash and cash equivalents (1)	$50,264	$11,736
Marketable securities (1)	25,159	31,487
Accounts receivable, net of allowance of $406 and $388, respectively	14,908	9,431
Inventory	37,773	34,013
Prepaid expenses and other current assets	2,382	2,193
Total current assets	130,486	88,860
Property and equipment, net	74,286	76,453
Goodwill, net	13,453	13,453
Other equity investments	2,847	5,650
Other assets, net of accumulated amortization of $4,416 and $4,913, respectively	10,824	10,317
Total assets	$231,896	$194,733
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$58,762	$31,918
Accrued expenses and other	31,691	21,576
Deferred revenue	9,370	8,679
Current portion - long-term debt and other	971	589
Total current liabilities	100,794	62,762
Long-term debt and other	13,564	13,410
Mandatorily redeemable preferred stock, Series A, $0.01 par value, 10,000 shares authorized; 0 shares issued and outstanding as of January 1, 2005 and April 2, 2005	—	—
Total liabilities	114,358	76,172
Commitments and contingencies Stockholders’ equity:
Preferred stock, $0.01 par value, 4,990,000 shares authorized; 0 shares issued and outstanding as of January 1, 2005 and April 2, 2005	—	—
Common stock, $0.01 par value, 90,000,000 shares authorized; 41,584,061 and 41,778,856 shares issued as of January 1, 2005 and April 2, 2005, respectively; 41,582,851 and 41,777,646 shares outstanding as of January 1, 2005 and April 2, 2005, respectively	416	418
Additional paid in capital	294,495	295,021
Accumulated other comprehensive (loss) gain	(104)	2,067
Accumulated deficit	(177,269)	(178,945)
	117,538	118,561
Less: Treasury stock, at par	—	—
Total stockholders’ equity	117,538	118,561
Total liabilities and stockholders’ equity	$231,896	$194,733

(1)

Reclassifications have been made to prior year amounts to conform to the current year presentation, including reclassifying $6.3 million of auction rate securities from cash and cash equivalents to marketable securities at January 1, 2005.

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended

	April 3, 2004	April 2, 2005

Revenues:
Net revenues from product sales	$56,878	$76,652
Service fee revenues	9,390	14,706
Net revenues	66,268	91,358
Cost of revenues from product sales	41,508	57,626
Gross profit	24,760	33,732
Operating expenses:
Sales and marketing, exclusive of $494 and $189 reported below as stock-based compensation, respectively	17,449	20,911
Product development, exclusive of $49 and ($30) reported below as stock-based compensation, respectively	4,483	6,589
General and administrative, exclusive of $84 and ($389) reported below as stock-based compensation, respectively	3,920	5,225
Stock-based compensation	627	(230)
Depreciation and amortization	2,599	3,122
Total operating expenses	29,078	35,617
Other (income) expense:
Other (income) expense	—	(99)
Interest expense	—	233
Interest income	(290)	(343)
Total other (income) expense	(290)	(209)
Net income (loss)	$(4,028)	$(1,676)
Earnings (loss) per share - basic and diluted:
Net income (loss) - basic	$(0.10)	$(0.04)
Net income (loss) - diluted	$(0.10)	$(0.04)
Weighted average shares outstanding:
basic	40,868	41,661
diluted	40,868	41,661

GSI COMMERCE, INC. AND SUBSIDIARIES
ADJUSTED EBITDA AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Three Months Ended

	April 3, 2004	April 2 2005

Adjusted EBITDA:
Net loss excluding interest income and expense, taxes and charges for stock- based compensation and depreciation and amortization	$(1,092)	$1,106
Reconciliation of Adjusted EBITDA to GAAP results:
Adjusted EBITDA	$(1,092)	$1,106
Interest expense	—	233
Interest income	(290)	(343)
Taxes	—	—
Stock-based compensation	627	(230)
Depreciation and amortization	2,599	3,122
Net loss	$(4,028)	$(1,676)

GSI COMMERCE, INC. AND SUBSIDIARIES
MERCHANDISE SALES (1) AND RECONCILIATION TO GAAP RESULTS
(Dollars in thousands)
(Unaudited)

	Three Months Ended

	April 3, 2004	April 2, 2005	Variance Amount	%

Merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$35,086	$47,497	$12,411	35%
Other	50,801	88,745	$37,944	75%
Total merchandise sales (1) - (a non- GAAP financial measure)	$85,887	$136,242	$50,355	59%
Net revenues - (GAAP basis):
Net revenues from product sales:
Category:
Sporting goods	$33,538	$39,787	$6,249	19%
Other	23,340	36,865	13,525	58%
Total net revenues from product sales	56,878	76,652	19,774	35%
Service fee revenues	9,390	14,706	5,316	57%
Total net revenues - (GAAP basis)	$66,268	$91,358	$25,090	38%
Reconciliation of merchandise sales (1) to net revenues:
Merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$35,086	$47,497	$12,411	35%
Other	50,801	88,745	37,944	75%
Total merchandise sales (1) - (a non- GAAP financial measure)	85,887	136,242	50,355	59%
Less:
Sales by partners (2):
Category:
Sporting goods	(1,548)	(7,710)	(6,162)	398%
Other	(27,461)	(51,880)	(24,419)	89%
Total sales by partners (2)	(29,009)	(59,590)	(30,581)	105%
Add:
Service fee revenues	9,390	14,706	5,316	57%
Net revenues - (GAAP basis)	$66,268	$91,358	$25,090	38%

(1)

Merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not GSI Commerce is the seller of the merchandise or records the full amount of such sales on its financial statements.

(2)

Represents the retail value of all product sales through the GSI Commerce platform where the inventory is owned by the partner and the partner is the seller of the merchandise.  GSI Commerce records service fee revenues on these sales.

          CONTACT:  Michael Conn, Senior Vice President, Corp. Development, +1-610-491-7002, connm@gsicommerce.com; or Greg Ryan, Director, Corp. Communications, +1-610-491-7294, ryang@gsicommerce.com, both of GSI Commerce, Inc.

SOURCE  GSI Commerce, Inc.
          -0-                                                     04/27/2005
          /CONTACT:  Michael Conn, Senior Vice President, Corp. Development, +1-610-491-7002, connm@gsicommerce.com; or Greg Ryan, Director, Corp. Communications, +1-610-491-7294, ryang@gsicommerce.com, both of GSI Commerce, Inc./
    /Web site:  http://www.gsicommerce.com /
_